EXHIBIT 4.5


                                  May 14, 2001


To  the  Investors
On  the  Attached
Distribution  List
c/o  Wells  Fargo  Van  Kasper
Burnham  Securities
600  California  St.,  Suite  1700
San  Francisco,  CA  94108

RE:     GENUS,  INC.  SECURITIES  PURCHASE  AGREEMENT

Ladies  and  Gentlemen:

     Reference is made to the Securities Purchase Agreement dated as of May 14, 2001 (the "AGREEMENT"), together with the Registration Rights Agreement dated May 14, 2001, by and among Genus, Inc., a California corporation (the "COMPANY"), and the investors whose names are set forth on the execution pages to the Agreement (the "INVESTORS"), which provides for the issuance and sale by the Company to the Investors of 2,541,785 shares of Common Stock (the "SHARES") and stock purchase warrants (the "WARRANTS") to purchase 1,461,525 shares of Common Stock issuable upon the exercise of the Warrants (the "WARRANT SHARES"). This opinion is rendered to you pursuant to Section 7(f) of the Agreement. The Agreement and the Registration Rights Agreement are sometimes collectively referred to hereinafter as the "DOCUMENTS". All capitalized terms used herein have the meanings defined for them in the Documents unless otherwise defined herein.

     We have acted as counsel for the Company in connection with the negotiation of the Documents and the issuance of the Shares and Warrant Shares. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of such corporate records of the Company, certificates of public officials and such other documents which we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     As used in this opinion, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact means that, after an examination of documents made available to us by the Company, and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge", "known to us" or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked for the Company on the transactions contemplated by the Documents. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

     For purposes of this opinion, we are assuming that the Investors have all requisite power and authority, and have taken any and all necessary corporate action, to execute and deliver the Documents, and we are assuming that the representations and warranties made by the Investors in the Documents and the Investor Questionnaires and pursuant thereto are true and correct. We are also assuming that the Investors purchased the Shares and Warrant Shares for value, in good faith and without notice of any adverse claims within the meaning of the California Uniform Commercial Code. We are also assuming that the representations and warranties made by the Company in the Documents are true and correct as to matters of fact and we are relying on such representations and warranties as to matters of fact in rendering this opinion.

     The opinions hereinafter expressed are subject to the following qualifications:

          (a) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors;

          (b) We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

(c) We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws;
(d)     We  express  no  opinion  regarding patent, copyright or trademark laws;
(e)     We  express  no  opinion  regarding  antitrust  laws;

          (f) We express no opinion as to the enforceability of the indemnification provisions contained in the Documents to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions;

          (g) We are members of the Bar of the State of California and we express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of California. For purposes of this opinion letter, we are assuming the laws of the State of California are the same as those of the State of New York to the extent that the parties have agreed that New York law governs the Documents and the Warrants.

     Based  upon  and  subject  to  the  foregoing,  we are of the opinion that:

     1. The Company and each of its subsidiaries is a corporation duly organized and validly existing under, and by virtue of, the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business in each jurisdiction in which the Company or such subsidiary owns or leases property, other than those in which the failure to do so would not result in any material adverse change in the business or financial condition of the Company.

     2. The Shares and Warrant Shares have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company; and the Shares, the Warrants and Warrant Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of the Agreement and the Warrants, will be duly and validly issued, fully paid and non-assessable.

     3. The Company has all requisite corporate power and corporate authority to own its properties and carry on the business described in its SEC documents and to enter into and perform its obligations under the Documents. All corporate action on the part of the Company necessary for the authorization, execution and delivery of the Documents by the Company and the authorization, sale, issuance and delivery of the Shares, the Warrants and Warrant Shares has been taken. The Documents and the Warrants have been duly and validly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their terms.

     4. The execution, delivery and performance of the Documents and the issuance of the Shares and Warrants (and the Warrant Shares issuable upon the exercise of the Warrants) do not violate the Articles of Incorporation or Bylaws of the Company, or any law, rule or regulation applicable to the Company, or, to our knowledge, any order, writ, judgment, injunction or decree to which the Company is subject. To our knowledge, the execution, delivery and performance of the Documents and the issuance of the Shares and Warrants (and the Warrant Shares issuable upon exercise of the Warrants) do not breach or constitute a default (or give rise to any right of termination, cancellation or acceleration) under (due to the passage of time or the giving of notice or both), or result in the creation of any lien, security interest, or encumbrance on the assets or properties of the Company pursuant to, any contract, agreement, instrument, judgment or decree to which the Company is a party or by which it is bound, except for such breaches, defaults, conflicts, terminations, cancellations and accelerations as would not, individually or in the aggregate result in a material adverse change in the business or financial condition of the Company.

     5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Documents, or the offer, sale or issuance of the Shares and Warrant Shares, except taking such action as may be necessary to secure an exemption from qualification under applicable blue sky laws of the offer and sale of the Shares and Warrant Shares and a filing under Regulation D of the Securities Act of 1933. All filings referred to above that must be filed or received prior to the Closing have been so made or received. Our opinion herein is otherwise subject to the timely and proper completion of all filings and other actions contemplated above where such filings and actions are to be undertaken on or after the date hereof.

     6. Except as disclosed in the SEC Documents and Schedule 4(h) to the Agreement, to our knowledge, there are no actions, suits, proceedings inquiries or investigations before or by any court, public board or body or governmental agency or self-regulatory agency pending or threatened against or affecting the Company, or, to our knowledge, its officers and directors in their capacities as such which may result in any material adverse change in the business or financial condition of the Company or any of its properties, or in any material impairment of the right or ability of the Company to carry on its business as now conducted, or which questions the validity of the Documents or any action taken or to be taken by the Company in connection therewith.

     7. Subject to the accuracy of the Investors' representations in Section 3 of the Agreement, the offer, sale and issuance of the Shares and the Warrants (and the Warrant Shares issuable upon exercise of the Warrants) in conformity with the terms of the Documents constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

     This opinion is furnished to the Investors solely for the Investors' benefit, and may not be relied upon by any other person or for any other purpose without our prior written consent.

                          Very  truly  yours,

                          WILSON  SONSINI  GOODRICH  &  ROSATI
                          Professional  Corporation

                         /s/  Wilson  Sonsini  Goodrich  and  Rosati